Exhibit 99.1

Roper Industries, Inc.

Contact Information:
Investor Relations
+1 (770) 495-5100
investor-relations@roperind.com

FOR IMMEDIATE RELEASE

Roper Industries Announces Record Second Quarter Results

Sales Performance Led by Internal Growth; Four Acquisitions Complement Existing Platforms

Duluth, Georgia, July 27, 2006 … Roper Industries, Inc. (NYSE: ROP) reported record results for its second quarter ended June 30, 2006. Diluted earnings per share (DEPS) were $0.53, an increase of 29% over the comparable period in the prior year. Current year results include the effects from implementation of SFAS 123R and related equity compensation costs, as well as dilution from the Company’s senior subordinated convertible notes. Net sales were up 18% to $425 million, which included 12% internal growth. Operating income increased 37% to $85 million and net earnings grew 35% to $48 million. Net orders increased 19% over prior year levels to $433 million, which included 13% internal growth.

“We are pleased to report strong internal sales and order growth during the quarter,” said Brian Jellison, Roper’s Chairman, President and CEO. “Our operating margins improved to 20.1% from 17.3% in the second quarter 2005. This combination of internal growth and operational execution allowed us to grow EBITDA by 33% to $106 million.“

In the second quarter, Roper completed the acquisitions of Sinmed BV, which provides patient positioning systems for medical diagnostic and therapeutic applications, and Intellitrans LLC, a provider of services and software for track and trace logistics. Earlier this week, the Company also completed the acquisition of Lumenera, which engineers and produces high performance digital cameras. The Company expects to close a fourth transaction within the next two weeks. Total consideration for the four transactions approximates $94 million. The Company expects these acquisitions to produce 2007 net sales in excess of $70 million with 20% EBITDA margins. We expect these acquisitions to be accretive in 2007.

Mr. Jellison commented, “The acquisition of Sinmed, based in the Netherlands, increases the reach of our medical platform into Europe. The combination of Intellitrans’ unique software and services with TransCore’s RF and Satcom technology offers unparalleled track-and-trace functionality for rail customers. Lumenera, based in Canada, extends our imaging leadership into security markets and OEMs serving a variety of new applications. We welcome the employees of these businesses to the Roper family.“

The Company also reported second quarter EBITDA of $106 million, or 24.9% of sales, 290 basis points higher than the second quarter of the previous year. Net working capital was reduced by 270 basis points to 14.6% of second quarter annualized 2006 sales. Net debt (debt minus cash) was reduced to 37.4% of total net capitalization and represents 2.1 times twelve month trailing EBITDA.

As a result of its strong second quarter performance, Roper is increasing its full year DEPS guidance from $1.98-$2.08 to $2.05-$2.11, and establishing third quarter DEPS guidance of $0.52-$0.54. The Company is increasing its full year EBITDA guidance from $390+ million to $405+ million. The Company’s guidance does not include benefits from future acquisitions or the dilutive effects resulting from the Company’s convertible notes.

Conference Call to be Held at 10:00 AM (ET) Tomorrow

A conference call to discuss these results has been scheduled for 10:00 AM ET on Friday, July 28, 2006. The call can be accessed via webcast or by dialing (800) 811-0667 or +1 (913) 981-4901, using access code 8942814. Webcast information and conference call materials will be made available in the “Investor” section of Roper’s website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 8942814.

Table 1: EBITDA (Millions)

	Q2 2005	Q2 2006	2006 Full Year Estimates
Net Earnings	$36	$48	$185
Add: Interest Expense	11	11	44
Add: Income Taxes	16	26	94
Add: Depreciation and Amortization	17	20	82
Rounding	0	1	0

EBITDA	80	106	405

Table 2: Net Debt-to-Net Capital Ratio (Millions)

Q2 2006
Total Debt	$869
Less: Cash	(53)

Equals: Net Debt	816
Add: Shareholders' Equity	1,361

Equals: Net Capital	$2,177

Net Debt Divided by Net Capital	37.4%

About Roper Industries

Roper Industries is a market-driven, diversified growth company with annual revenues of $1.5 billion, and is a component of the S&P MidCap 400 and the Russell 1000 Indexes. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications. Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations. Forward looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies. We also face other general risks, including our ability to realize cost savings from our operating initiatives, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

_________________

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30, 2006	December 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$53,383	$53,116
Accounts receivable	277,041	257,210
Inventories	147,332	131,838
Deferred taxes	19,120	19,145
Other current assets	48,543	36,898

Total current assets	545,419	498,207

PROPERTY, PLANT AND EQUIPMENT, NET	102,231	97,462

OTHER ASSETS:
Goodwill	1,407,958	1,353,712
Other intangible assets, net	501,839	501,365
Deferred taxes	22,214	25,852
Other assets	47,083	45,708

Total other assets	1,979,094	1,926,637

TOTAL ASSETS	$2,626,744	$2,522,306

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$84,183	$71,693
Accrued liabilities	136,006	142,835
Income taxes payable	20,880	14,718
Deferred taxes	3,066	3,066
Current portion of long-term debt	284,676	273,313

Total current liabilities	528,811	505,625

NONCURRENT LIABILITIES:
Long-term debt	584,436	620,958
Deferred taxes	128,632	124,202
Other liabilities	23,412	21,733

Total liabilities	1,265,291	1,272,518

STOCKHOLDERS' EQUITY:
Common stock	893	883
Additional paid-in capital	690,227	670,322
Retained earnings	625,180	549,603
Accumulated other comprehensive earnings	67,710	51,731
Treasury stock	(22,557)	(22,751)

Total stockholders' equity	1,361,453	1,249,788

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,626,744	$2,522,306

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net sales	$425,310	$361,564	$808,033	$695,401
Cost of sales	210,427	181,622	400,753	352,835

Gross profit	214,883	179,942	407,280	342,566

Selling, general and administrative expenses	129,491	117,550	254,412	228,310

Income from operations	85,392	62,392	152,868	114,256

Interest expense	11,313	10,957	22,112	21,334
Other income/(expense)	(31)	231	(159)	243

Earnings from continuing operations before
income taxes	74,048	51,666	130,597	93,165

Income taxes	25,955	16,104	44,818	29,592

Net Earnings	$48,093	$35,562	$85,779	$63,573

Earnings per share:
Basic	$0.55	$0.42	$0.99	$0.75

Diluted	$0.53	$0.41	$0.95	$0.73

Weighted average common and common
equivalent shares outstanding:

Basic	86,919	85,432	86,492	85,252

Diluted	91,043	86,928	90,350	86,694

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2006	2005
Net earnings	$85,779	$63,573
Depreciation	13,927	13,684
Amortization	25,536	21,008
Other, net	(19,486)	3,118

Cash provided by operating activities	105,756	101,383

Business acquisitions, net of cash acquired	(63,454)	(177,375)
Capital expenditures	(16,807)	(10,500)
Other, net	(870)	(1,600)

Cash used by investing activities	(81,131)	(189,475)

Debt borrowings (payments), net	(29,322)	32,893
Windfall tax benefit from exercise of stock options	2,483	--
Dividends	(10,189)	(9,032)
Other, net	10,931	8,785

Cash provided by/(used by) financing activities	(26,097)	32,646

Effect of exchange rate changes on cash	1,739	(5,574)

Net increase/(decrease) in cash and equivalents	267	(61,020)
Cash and equivalents, beginning of period	53,116	129,419

Cash and equivalents, end of period	$53,383	$68,399

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2006		2005		2006		2005
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$136,783		$126,943		$261,580		$245,387
Energy Systems & Controls	75,915		77,742		144,624		149,180
Scientific & Industrial Imaging	85,644		58,356		166,422		110,040
RF Technology	126,968		98,523		235,407		190,794

Total	$425,310		$361,564		$808,033		$695,401

Gross profit:
Industrial Technology	$65,668	48.0%	$60,496	47.7%	$126,526	48.4%	$116,520	47.5%
Energy Systems & Controls	41,641	54.9%	41,628	53.5%	77,664	53.7%	78,200	52.4%
Scientific & Industrial Imaging	48,212	56.3%	32,600	55.9%	92,708	55.7%	61,461	55.9%
RF Technology	59,362	46.8%	45,218	45.9%	110,382	46.9%	86,385	45.3%

Total	$214,883	50.5%	$179,942	49.8%	$407,280	50.4%	$342,566	49.3%

Operating profit*:
Industrial Technology	$32,174	23.5%	$27,082	21.3%	$59,742	22.8%	$50,430	20.6%
Energy Systems & Controls	19,037	25.1%	18,788	24.2%	33,969	23.5%	33,657	22.6%
Scientific & Industrial Imaging	18,027	21.0%	10,330	17.7%	33,871	20.4%	18,991	17.3%
RF Technology	24,596	19.4%	12,573	12.8%	43,024	18.3%	23,746	12.4%

Total	$93,834	22.1%	$68,773	19.0%	$170,606	21.1%	$126,824	18.2%

Net Orders:
Industrial Technology	$151,791		$121,411		$286,794		$246,256
Energy Systems & Controls	77,928		75,176		142,347		145,644
Scientific & Industrial Imaging	79,307		65,258		159,382		117,832
RF Technology	124,395		101,799		237,501		185,084

Total	$433,421		$363,644		$826,024		$694,816

* Operating profit is before unallocated corporate general and administrative expenses. Such expenses were $8,442 and $6,381 for the three months ended June 30, 2006 and 2005, respectively, and $17,738 and $12,568 for the six months ended June 30, 2006 and 2006, respectively.